As filed with the Securities and Exchange Commission on June 16, 2006
                                                  Commission File No. 333-106842
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

       Delaware                          3841                      87-0459536
 (State or jurisdiction of       (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)     Identification
                                                                    Number)

                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

          Raymond P.L. Cannefax, President and Chief Executive Officer,
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ______________________

                                   Copies to:

                             Randall A. Mackey, Esq.
                         Mackey Price Thompson & Ostler
                              350 American Plaza II
                                57 West 200 South
                         Salt Lake City, Utah 84101-3663
                            Telephone: (801) 575-5000

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.


         If any of the securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ___________________________


         This Post-Effective Amendment No. 2 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

                            DEREGISTRATION OF SHARES

         This Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2, as amended (No. 333-106842), which was declared effective on February 10, 2005, is being filed to deregister unsold shares of common stock of the Registrant, Paradigm Medical Industries, Inc. The previous Post-Effective Amendment No. 1 to the Registration Statement was filed with the Commission on June 29, 2005. This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, 18,448,006 shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement. The Registrant registered 18,448,006 shares in the offering. As of June 16, 2006, the Registrant sold no shares in the offering and, as a result, 18,448,006 shares that were registered in the offering remain unsold as of the offering termination date.

         In accordance with the undertaking contained in Item 512(a)(3) of Regulation S-B of the General Rules and Regulations under the Securities Act of 1933, as amended, we are filing this Post-Effective Amendment No. 2 to deregister the shares that were not sold in the offering. This Post-Effective Amendment No. 2 deregisters 18,448,006 shares of our common stock, which remain unsold as of the offering termination date on June 16, 2006.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and has duly caused this Post- Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, this 16th day of June, 2006.

                                      PARADIGM MEDICAL INDUSTRIES, INC.



                                      By:/s/ Raymond P.L. Cannefax
                                         -------------------------
                                         Raymond P.L. Cannefax

                                      Its: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated: Signature Title Date

 /s/ Raymond P.L. Cannefax      President and Chief                June 16, 2006
--------------------------      Executive Officer
Raymond P.L. Cannefax           (Principal Executive
                                Officer)



 /s/ Randall A. Mackey          Chairman of the Board              June 16, 2006
----------------------
Randall A. Mackey



 /s/ David M. Silver            Director                           June 16, 2006
--------------------
David M. Silver



 /s/ Keith D. Ignotz            Director                           June 16, 2006
--------------------
Keith D. Ignotz



 /s/ John C. Pingree            Director                           June 16, 2006
--------------------
John C. Pingree



 /s/ Luis A. Mostacero          Vice President of Finance,         June 16, 2006
----------------------          Treasurer and Secretary
Luis A. Mostacero               (Principal Financial and
                                Accounting Officer)






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